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                                                                      EX-99.B(e)

                                   Appendix A
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          Funds of Wells Fargo Variable Trust Covered by This Agreement

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Variable Trust Funds
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Asset Allocation Fund
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Equity Income Fund
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Equity Value Fund
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Growth Fund
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International Equity Fund
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Large Company Growth Fund
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Money Market Fund
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Small Cap Growth Fund
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Total Return Bond Fund
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     Each of the Funds is subject to a maximum 0.25% distribution fee.

Approved by Board of Trustees: March 26, 1999, as amended February 4, 2003.

Most recent annual approval date: August 5, 2003.